EXHIBIT 1
PROGRESS ENERGY, INC.
5.625% Senior Notes due 2016
Series A Floating Rate Senior Notes due 2010
UNDERWRITING AGREEMENT
January 10, 2006
To the Representative named in Schedule I hereto
of the Underwriters named in Section 1 herein
Dear Ladies and Gentlemen:
     The undersigned Progress Energy, Inc., (the “Company”) hereby confirms its agreement with each of the several Underwriters hereinafter named as follows:
     1. Underwriters and Representative. The term “Underwriters” as used in this Underwriting Agreement (this “Agreement”) shall be deemed to mean the following firms, and any underwriter substituted as provided in paragraph 6 hereof, and the term “Underwriter” shall be deemed to mean any one of such Underwriters:
Banc of America Securities LLC
Citigroup Global Markets Inc.
Barclays Capital Inc.
J.P. Morgan Securities Inc.
     The term “Representative” as used herein shall be deemed to mean the firm or the firms named in Schedule I hereto, collectively. If any firm or firms named as Representative in Schedule I hereto are the only firm or firms serving as underwriters, then the terms “Underwriters” and “Representative,” as used herein, shall each be deemed to refer to such firm or firms. If more than one firm is named in Schedule I hereto, such firms represent, jointly and severally, that they have been authorized by the Underwriters to execute this Agreement on their behalf and to act for them as Representative in the manner herein provided. All obligations of the Underwriters hereunder are several and not joint. If more than one firm is named as Representative in Schedule I hereto, any action under or in respect of this Agreement may be taken by such firms jointly as the Representative or by one of the firms acting on behalf of the Representative, and such action will be binding upon all the Underwriters.
     2. Description of Securities. The Company proposes to issue and sell its debt securities of the designation, with the terms and in the amount specified in Schedule I hereto (the “Securities”) in one or more new series under a governing indenture dated as of February 15, 2001 (the “Base Indenture”) between the Company and J.P. Morgan Trust Company, National

Association, as successor trustee (the “Trustee”), as supplemented and amended, and as further supplemented and amended by two officer’s certificates dated as of January 13, 2006 (the “Officer’s Certificates”; and the Base Indenture as so supplemented, the “Indenture”), in substantially the form heretofore delivered to the Representative.
     3. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:
     (a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3, as amended (No. 333-81278) (the “New Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of up to an aggregate of $2,000,000,000 principal amount of the Company’s securities as described therein in unallocated amounts. The New Registration Statement also constituted post-effective amendment no. 1 to a registration statement on Form S-3 (No. 333-69738) (the “Post-Effective Amendment” and together with the New Registration Statement, the “Registration Statement”) under the Securities Act relating to an aggregate of $494,000,000 principal amount of the Company’s securities, which had been previously registered under the Securities Act but remained unsold at the time the Post-Effective Amendment became effective. The Registration Statement contained a combined prospectus for the sale of up to an aggregate of $2,494,000,000 principal amount of the Company’s securities as described therein (the “Registered Securities”) in unallocated amounts. The Registration Statement was declared effective by the Commission on February 7, 2002. As of the date hereof, the Company has sold an aggregate of $1,414,673,000 principal amount of the Registered Securities. The term “Registration Statement” shall be deemed to include all amendments to the date hereof and all documents incorporated by reference therein (the “Incorporated Documents”). The base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission prior to the date of this Agreement, is hereinafter called the “Basic Prospectus.” The Basic Prospectus included in the Registration Statement, as supplemented by a preliminary prospectus supplement, dated January 10, 2006, relating to the Securities, and all prior amendments or supplements thereto (other than amendments or supplements relating to Registered Securities other than the Securities), including the Incorporated Documents, is hereinafter referred to as the “Preliminary Prospectus.” The Preliminary Prospectus, as amended and supplemented, including the Incorporated Documents, at or immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” The Basic Prospectus included in the Registration Statement, as it is to be supplemented by a prospectus supplement, dated on the date hereof, substantially in the form delivered to the Representative prior to the execution hereof, relating to the Securities (the “Prospectus Supplement”) and all prior amendments or supplements thereto (other than amendments or supplements relating to Registered Securities of the Company other than the Securities), including the Incorporated Documents, is hereinafter referred to as the “Prospectus.” Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), deemed to be incorporated therein after the date hereof and prior to the termination of the offering of the Securities by the Underwriters; and any references herein to the terms “Registration Statement” or “Prospectus” at a date after the filing of the Prospectus Supplement shall be deemed to refer to the Registration Statement or the Prospectus, as the case may be, as each may be amended or supplemented prior to such date.
     For purposes of this Agreement, the “Applicable Time” is 1:30 p.m. (New York City time) on the date of this Agreement; the documents listed in Schedule II, taken together, are collectively referred to as the “Pricing Disclosure Package.”
     (b) The Registration Statement, at the time and date it was declared effective by the Commission, complied, and the Registration Statement, the Prospectus and the Indenture, as of the date hereof and at the Closing Date (as defined herein), will comply, in all material respects, with the applicable provisions of the Securities Act and the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at the time and date it was declared effective by the Commission and as of the date hereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Pricing Disclosure Package as of the Applicable Time did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus, as of its date and at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this subparagraph (b) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished herein or in writing to the Company by the Representative or by or on behalf of any Underwriter through the Representative expressly for use in the Prospectus or to any statements in or omissions from the Statement of Eligibility (“Form T-1”) of the Trustee under the Indenture. The Incorporated Documents, at the time they were each filed with the Commission, complied in all material respects with the applicable requirements of the Exchange Act and the instructions, rules and regulations of the Commission thereunder; and any documents so filed and incorporated by reference subsequent to the date hereof and prior to the termination of the offering of the Securities by the Underwriters will, at the time they are each filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the instructions, rules and regulations of the Commission thereunder; and, when read together with the Registration Statement, the Pricing Prospectus, the Permitted Free Writing Prospectuses (as defined in paragraph 5(a) hereof) and the Prospectus, none of such documents included or includes or will include any untrue statement of a material fact or omitted or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Permitted Free Writing Prospectus listed on Schedule II does not conflict in any material respect with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus.
     (c) The historical financial statements incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the financial condition and operations of the Company at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in each case in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, except that the quarterly financial statements, if any, incorporated by reference from any Quarterly Reports on Form 10-Q contain condensed footnotes prepared in accordance with Exchange Act regulations; and Deloitte & Touche LLP, which has audited certain of the financial statements, is an independent registered public accounting firm as required by the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder.
     (d) Except as reflected in, or contemplated by, the Registration Statement and the Pricing Prospectus, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, and prior to the Closing Date, (i) there has not been any material adverse change in the business, properties, results of operations or financial condition of the Company and its subsidiaries, considered as a whole, (ii) there has not been any material transaction entered into by the Company or any of its significant subsidiaries (as such term is defined in Rule 1-01(w) of Regulation S-X) of the Company (each a “Significant Subsidiary” and each of which is listed on Schedule III hereto) other than transactions contemplated by the Registration Statement and the Pricing Prospectus or transactions arising in the ordinary course of business and (iii) neither the Company and its subsidiaries has any material contingent obligation that is not disclosed in the Registration Statement and the Pricing Prospectus that could likely result in a material adverse change in the business, properties, results of operations or financial condition of the Company and its subsidiaries, considered as a whole.
     (e) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the fulfillment of the terms hereof on the part of the Company to be fulfilled have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of its articles of incorporation (the “Articles”), by-laws and applicable law.
     (f) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, the articles of incorporation or the by-laws of the Company or any Significant Subsidiary, applicable law or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Significant Subsidiary is now a party (except for the Company’s Credit Agreement dated November 21, 2005), or any judgment, order, writ or decree of any government or governmental authority or agency or court having jurisdiction over the Company or any of its Significant Subsidiaries or any of their assets, properties or operations, that, in the case of any such breach, default or Repayment Event, would have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries considered as a whole. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Significant Subsidiary of the Company.
     (g) The Securities conform in all material respects to the description contained in the Pricing Disclosure Package and the Prospectus.
     (h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina; each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization; each of the Company and each Significant Subsidiary has corporate power and authority to own, lease and operate its properties and to conduct its business as contemplated under this Agreement and the other agreements to which it is a party; and each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries considered as a whole.
     (i) The issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and the common stock of each Significant Subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.
     (j) The Indenture (A) has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity and except for the effect on enforceability of federal or state law limiting, delaying or prohibiting the making of payments outside the United States); and (B) conforms in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus. The Indenture has been qualified under the 1939 Act.
     (k) The Securities have been duly authorized by the Company and, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the required consideration therefor, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity and except for the effect on enforceability of federal or state law limiting, delaying or prohibiting the making of payments outside the United States). Such Securities rank and will rank on a parity with all unsecured and unsubordinated indebtedness of the Company.
     (l) Neither the Company nor any of its subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).
     (m) Except as described in or contemplated by the Pricing Prospectus, there are no pending or, to the knowledge of the Company, threatened actions, suits or proceedings (regulatory or otherwise) against or affecting the Company or any of its subsidiaries or properties which are likely in the aggregate to result in any material adverse change in the business, properties, results of operations or financial condition of the Company and its subsidiaries considered as a whole, or which are likely in the aggregate to materially and adversely affect the Indenture, the Securities or the consummation of this Agreement or the transactions contemplated herein or therein.
     (n) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions herein contemplated or for the due execution, delivery or performance of the Indenture by the Company, except such as have already been made or obtained or as may be required under the Securities Act or state securities laws and except for the qualification of the Indenture under the 1939 Act.
     (o) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreements or instruments to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of them is subject except for such defaults that would not result in a material adverse change in the business, properties, results of operations or financial condition of the Company and its subsidiaries considered as a whole.
     (p) Except as described in the Registration Statement and the Pricing Prospectus and except as would not, in the aggregate, result in a material adverse change in the business, properties, results of operations or financial condition of the Company and its subsidiaries considered as a whole, neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof.

     (q) The Company’s internal control over financial reporting includes policies and procedures that are designed to (1) provide for the maintenance of records that, in reasonable detail, accurately and fairly reflect transactions concerning the assets of the Company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles in the United States of America; (3) provide reasonable assurance that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (4) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.
     (r) The Company employs disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officer, as appropriate, to allow timely decisions regarding disclosure.
     4. Purchase and Sale. On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, severally and not jointly, and each such Underwriter agrees, severally and not jointly, to purchase from the Company, the respective principal amount of Securities set forth opposite the name of such Underwriter below at purchase prices of 99.16% of the principal amount of the 5.625% Senior Notes due 2016 and 99.525% of the principal amount of the Series A Floating Rate Senior Notes due 2010:

	Principal Amount of:
	5.625% Senior	Series A Floating
Underwriter	Notes	Rate Senior Notes
Banc of America Securities LLC	$120,000,000	$40,000,000
Citigroup Global Markets Inc.	$120,000,000	$40,000,000
Barclays Capital Inc.	$30,000,000	$10,000,000
J.P. Morgan Securities Inc.	$30,000,000	$10,000,000

Total	$300,000,000	$100,000,000
     The Underwriters agree to make promptly a bona fide public offering of the Securities to the public for sale as set forth in the Prospectus, subject, however, to the terms and conditions of this Agreement. The Underwriters agree that the information that has been or will be presented to investors is or will be consistent with the information that is contained in the Pricing Disclosure Package.
     5. Free Writing Prospectuses.
     (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, other than a Permitted Free Writing Prospectus; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act, other than a Permitted Free Writing Prospectus or a free writing prospectus that is not required to be filed by the Company pursuant to Rule 433 under the Securities Act (an “Underwriter Free Writing Prospectus”). Any such free writing prospectus the use of which is consented to by the Company and the Representative is referred to herein as a “Permitted Free Writing Prospectus”. The only Permitted Free Writing Prospectus as of the time of this Agreement is the pricing term sheet referred to in paragraph 5(b) below.
     (b) The Company agrees to file a pricing term sheet, in the form of Schedule I hereto and approved by the Representative pursuant to Rule 433(d) under the Securities Act within the time period prescribed by such Rule.
     (c) The Company and the Underwriters have complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any free writing prospectus, including timely Commission filing where required and legending.
     (d) The Company agrees that if at any time following issuance of a Permitted Free Writing Prospectus and prior to the Closing Date any event occurred or occurs as a result of which such Permitted Free Writing Prospectus would conflict in any material respect with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter a Permitted Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in a Permitted Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative, expressly for use therein.
     6. Time and Place of Closing; Default of Underwriters.
     (a) Payment for the Securities shall be made at the office of Hunton & Williams LLP, located at 421 Fayetteville Street Mall, Raleigh, North Carolina 27601 on the date specified in Schedule I hereto against delivery of the Securities at the office of J.P. Morgan Trust Company, National Association, One North State Street, Chicago, Illinois 60670-0126, or such other place, time and date as the Representative and the Company may agree. The hour and date of such delivery and payment are herein called the “Closing Date.” Payment for the Securities shall be by wire transfer of immediately available funds against delivery of the Securities to The Depository Trust Company or to J.P. Morgan Trust Company, National Association, as custodian for The Depository Trust Company, in fully registered global form registered in the name of Cede & Co., as nominee for The Depository Trust Company, for the respective accounts specified by the

Representative not later than the close of business on the business day prior to the Closing Date or such other date and time not later than the Closing Date as agreed by The Depository Trust Company or J.P. Morgan Trust Company, National Association. For the purpose of expediting the checking of the certificates by the Representative, the Company agrees to make the Securities available to the Representative not later than 10:00 A.M. New York time, on the last full business day prior to the Closing Date at said office of J.P. Morgan Trust Company, National Association.
     (b) If one or more Underwriters shall, for any reason other than a reason permitted hereunder, fail to take up and pay for the principal amount of the Securities of any series to be purchased by such one or more Underwriters, the Company shall immediately notify the Representative, and the non-defaulting Underwriters shall be obligated to take up and pay for (in addition to the respective principal amount of the Securities of such series set forth opposite their respective names in paragraph 4 hereof) the principal amount of the Securities of such series which such defaulting Underwriter or Underwriters failed to take up and pay for, up to a principal amount thereof equal to, in the case of each such non-defaulting Underwriter, 10% of the principal amount of the Securities of such series. Each non-defaulting Underwriter shall do so on a pro-rata basis according to the amounts set forth opposite the name of such non-defaulting Underwriter in said paragraph 4, and such non-defaulting Underwriters shall have the right, within 24 hours of receipt of such notice, either to take up and pay for (in such proportion as may be agreed upon among them), or to substitute another Underwriter or Underwriters, satisfactory to the Company, to take up and pay for, the remaining principal amount of the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase. If any unpurchased Securities still remain, then the Company or the Representative shall be entitled to an additional period of 24 hours within which to procure another party or parties, members of the National Association of Securities Dealers, Inc. (or if not members of such Association, who are not eligible for membership in said Association and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with said Association’s Conduct Rules) and satisfactory to the Company, to purchase or agree to purchase such unpurchased Securities on the terms herein set forth. In any such case, either the Representative or the Company shall have the right to postpone the Closing Date for a period not to exceed three full business days from the date agreed upon in accordance with this paragraph 6, in order that the necessary changes in the Registration Statement and Prospectus and any other documents and arrangements may be effected. If (i) neither the non-defaulting Underwriters nor the Company has arranged for the purchase of such unpurchased Securities by another party or parties as above provided and (ii) the Company and the non-defaulting Underwriters have not mutually agreed to offer and sell the Securities other than the unpurchased Securities, then this Agreement shall terminate without any liability on the part of the Company or any Underwriter (other than an Underwriter which shall have failed or refused, in accordance with the terms hereof, to purchase and pay for the principal amount of the Securities which such Underwriter has agreed to purchase as provided in paragraph 4 hereof), except as otherwise provided in paragraph 7 and paragraph 8 hereof.

     7. Covenants of the Company. The Company covenants with each Underwriter that:
     (a) As soon as reasonably possible after the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to Rule 424 under the Securities Act (“Rule 424”), setting forth, among other things, the necessary information with respect to the terms of offering of the Securities and make any other required filings pursuant to Rule 433 under the Securities Act. Upon request, the Company will promptly deliver to the Representative and to counsel for the Underwriters, to the extent not previously delivered, one fully executed copy or one conformed copy, certified by an officer of the Company, of the Registration Statement, as originally filed, and of all amendments thereto, if any, heretofore or hereafter made (other than those relating solely to Registered Securities other than the Securities), including any post-effective amendment (in each case including all exhibits filed therewith and all documents incorporated therein not previously furnished to the Representative), including signed copies of each consent and certificate included therein or filed as an exhibit thereto, and will deliver to the Representative for distribution to the Underwriters as many conformed copies of the foregoing (excluding the exhibits, but including all documents incorporated therein) as the Representative may reasonably request. The Company will also send to the Underwriters as soon as practicable after the date of this Agreement and thereafter from time to time as many copies of the Prospectus and the Preliminary Prospectus as the Representative may reasonably request for the purposes required by the Securities Act.
     (b) During such period (not exceeding nine months) after the commencement of the offering of the Securities as the Underwriters may be required by law to deliver a Prospectus, if any event relating to or affecting the Company, or of which the Company shall be advised in writing by the Representative shall occur, which in the Company’s reasonable opinion (after consultation with counsel for the Representative) should be set forth in a supplement to or an amendment of the Prospectus in order to make the Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser, or if it is necessary to amend the Prospectus to comply with the Securities Act, the Company will forthwith at its expense prepare and furnish to the Underwriters and dealers named by the Representative a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus which will supplement or amend the Prospectus so that as supplemented or amended it will comply with the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading. In case any Underwriter is required to deliver a Prospectus after the expiration of nine months after the commencement of the offering of the Securities, the Company, upon the request of the Representative, will furnish to the Representative, at the expense of such Underwriter, a reasonable quantity of a supplemented or amended prospectus, or supplements or amendments to the Prospectus, complying with Section 10(a) of the Securities Act.
     (c) The Company will make generally available to its security holders, as soon as reasonably practicable, but in any event not later than 16 months after the end of the fiscal quarter in which the filing of the Prospectus pursuant to Rule 424 occurs, an earning statement (in form complying with the provisions of Section 11(a) of the Securities Act, which need not be certified by independent public accountants) covering a period of twelve months beginning not later than the first day of the Company’s fiscal quarter next following the filing of the Prospectus pursuant to Rule 424.
     (d) The Company will use its best efforts promptly to do and perform all things to be done and performed by it hereunder prior to the Closing Date and to satisfy all conditions precedent to the delivery by it of the Securities.
     (e) The Company will advise the Representative, or the Representative’s counsel, promptly of the filing of the Prospectus pursuant to Rule 424 and of any amendment or supplement to the Prospectus or Registration Statement or of official notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such a stop order should be entered, use its best efforts to obtain the prompt removal thereof.
     (f) The Company will use its best efforts to qualify the Securities, as may be required, for offer and sale under the Blue Sky or legal investment laws of such jurisdictions as the Representative may designate, and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or dealer in securities, or to file any general consents to service of process under the laws of any jurisdiction.
     (g) Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement to the Pricing Prospectus or the Prospectus (in each case other than amendments or supplements relating to Registered Securities other than the Securities) which shall not have previously been furnished to the Representative or of which the Representative shall not previously have been advised or to which the Representative shall reasonably object in writing and which has not been approved by the Representative or its counsel.
     8. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement and the printing of this Agreement, (ii) the delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company’s counsel and accountants, (iv) the expenses in connection with the qualification of the Securities under securities laws in accordance with the provisions of subparagraph (f) of paragraph 7 hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith, such fees and disbursements (excluding filing fees) not to exceed $7,500, (v) the printing and delivery to the Underwriters of copies of the Registration Statement and all amendments thereto, of the Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, and (vii) the preparation and execution by the Company of the Indenture; and the Company will pay all taxes, if any (but not including any transfer taxes), on the issue of the Securities.

     The fees and disbursements of Underwriters’ counsel shall be paid by the Underwriters (subject, however, to the provisions of the preceding paragraph requiring payment by the Company of fees and disbursements (excluding filing fees) not to exceed $7,500); provided, however, that if this Agreement is terminated in accordance with the provisions of paragraph 9, 10 or 12 hereof, the Company shall reimburse the Representative for the account of the Underwriters for the fees and disbursements of Underwriters’ counsel. The Company shall not be required to pay any amount for any expenses of the Representative or of any other of the Underwriters except as provided in paragraph 7 hereof and in this paragraph 8. The Company shall not in any event be liable to any of the Underwriters for damages on account of the loss of anticipated profit.
     9. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company as of the date hereof and the Closing Date, to the performance by the Company of its obligations to be performed hereunder prior to the Closing Date, and to the following further conditions:
     (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date; and no proceedings for that purpose shall be pending before, or, to the Company’s knowledge, threatened by, the Commission on the Closing Date. The Representative shall have received, prior to payment for the Securities, a certificate dated the Closing Date and signed by the Chairman, President or a Vice President of the Company to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.
     (b) At the Closing Date, the Representative shall receive favorable opinions and/or assurance letters from: (1) Hunton & Williams LLP, counsel to the Company, which opinion shall be satisfactory in form and substance to counsel for the Underwriters, and (2) Dewey Ballantine LLP, counsel for the Underwriters, in each of which opinions (except Hunton & Williams LLP as to matters of North Carolina law and except as to subdivision (vi) (as to documents incorporated by reference, at the time they were filed with the Commission) as to which Dewey Ballantine LLP need express no opinion) said counsel may rely as to all matters of North Carolina law upon the opinion of Frank A. Schiller, Vice President of Progress Energy Service Company, LLC acting as counsel to the Company, to the effect that:
     (i) the Indenture has been duly and validly authorized by all necessary corporate action, has been duly and validly executed and delivered by the Company, and is a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting the rights of other creditors, and by general equitable principles and any implied covenant of good faith and fair dealings;
     (ii) the Indenture has been duly qualified under the 1939 Act;

     (iii) assuming authentication of the Securities by the Trustee in accordance with the Indenture and delivery of the Securities to and payment for the Securities by the Underwriters, as provided in this Agreement, the Securities have been duly and validly authorized, executed and delivered and are legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting the rights of other creditors, and by general equitable principles and any implied covenant of good faith and fair dealings, and are entitled to the benefits of the Indenture;
     (iv) the statements made in the Prospectus under the caption “Description of Debt Securities” and in the Prospectus Supplement under the caption “Description of the Senior Notes,” insofar as they purport to constitute summaries of the documents referred to therein, are accurate summaries in all material respects;
     (v) this Agreement has been duly and validly authorized, executed and delivered by the Company;
     (vi) the Registration Statement, at the time it became effective, and the Preliminary Prospectus, the Permitted Free Writing Prospectus, and the Prospectus, as of their respective dates (except as to the financial statements and schedules and notes thereto or other financial, numerical, accounting, statistical or quantitative information (or the assumptions with respect thereto) included in, incorporated by reference in, or excluded from the Registration Statement or exhibits thereto, upon which such opinions need not pass), appeared on their face to respond in all material respects with the requirements of the Securities Act and the 1939 Act and the applicable instructions, rules and regulations of the Commission thereunder; the documents or portions thereof filed with the Commission pursuant to the Exchange Act and deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus pursuant to Item 12 of Form S-3 (except as to the financial statements and schedules and notes thereto or other financial, numerical, accounting, statistical or quantitative information (or the assumptions with respect thereto) included in, incorporated by reference in, or excluded from the Registration Statement or exhibits thereto, the Preliminary Prospectus or the Prospectus, and that part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1, upon which such opinions need not pass), at the time each was filed with the Commission, appeared on their face to respond in all material respects with the requirements of the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement has become effective under the Securities Act and said counsel has been orally advised by the Staff of the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for a stop order with respect thereto have been instituted by the Commission under Section 8 of the Securities Act; and

     (vii) nothing has come to the attention of said counsel that would lead them to believe, insofar as relevant to the offering of the Notes, (1) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (2) that the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (3) that the Prospectus, as of its date and the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to the financial statements and schedules and notes thereto or other financial, numerical, accounting, statistical or quantitative information (or the assumptions with respect thereto) included in, incorporated by reference in, or excluded from the Registration Statement or exhibits thereto, the Pricing Disclosure Package or the Prospectus, and that part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1, upon which such opinions need not pass).
     (c) At the Closing Date, the Representative shall receive from Frank A. Schiller, Vice President of Progress Energy Service Company, LLC acting as counsel to the Company, a favorable opinion and/or assurance letter in form and substance satisfactory to counsel for the Underwriters, to the same effect with respect to the matters enumerated in subdivisions (i), (iii), (v) and (vii) of subparagraph (b) of this paragraph 9 as the opinions required by said subparagraph (b), and to the further effect that:
     (i) the Company is a validly organized and existing corporation and is in good standing under the laws of the State of North Carolina; each Significant Subsidiary is a validly organized and existing corporation and is in good standing under the laws of the jurisdiction of its organization; and the Company and each of its subsidiaries is qualified as a foreign corporation in each state where the failure to be so qualified would have a material adverse effect on the Company and its subsidiaries considered as a whole;
     (ii) each of the Company and each Significant Subsidiary is duly authorized by its articles of incorporation to conduct the business which it is now conducting as set forth in the Prospectus;
     (iii) the issuance and sale of the Securities have been duly authorized by all necessary corporate action on the part of the Company;
     (iv) except as described in or contemplated by the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or any Significant Subsidiary which are likely in the aggregate, to result in any material adverse change in the business, property, results of operations or financial condition of the Company and its subsidiaries considered as a whole or which are likely, in the aggregate, to materially and adversely affect the consummation of this Agreement or the transactions contemplated herein or therein;
     (v) the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default or Repayment Event under, the articles of incorporation or by-laws of the Company or any Significant Subsidiary, applicable law or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Significant Subsidiary is now a party (except the Company’s Credit Agreement dated November 21, 2005) or any judgment, order, writ or decree of any government or governmental authority or agency or court having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations that, in the case of any such breach, default or Repayment Event, would have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries considered as a whole;
     (vi) an appropriate order of the Commission with respect to the sale of the Securities under the Public Utility Holding Company Act of 1935, as amended (the “Holding Company Act”), has been issued, and such order remains in effect at this date and constitutes valid and sufficient authorization under the Holding Company Act for the sale of the Securities as contemplated by this Agreement; and
     (vii) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions herein contemplated or for the due execution, delivery or performance of the Indenture by the Company, except such as have been already obtained or as may be required under the Securities Act or state securities laws and except for the qualification of the Indenture under the 1939 Act.
     (d) The Representative shall have received on the date hereof and shall receive on the Closing Date from Deloitte & Touche LLP, a letter addressed to the Representative containing statements and information of the type ordinarily included in accountants’ SAS 72 “comfort letters” to underwriters with respect to the audit reports, financial statements and certain financial information contained in or incorporated by reference into the Prospectus.
     (e) At the Closing Date, the Representative shall receive a certificate of the Chairman, President or a Vice President of the Company, dated the Closing Date, to the effect that the representations and warranties of the Company in this Agreement are true and correct as of the Closing Date.

     (f) The Permitted Free Writing Prospectus, and any other material required pursuant to Rule 433(d) under the Securities Act, shall have been filed by the Company with the Commission within the applicable time periods prescribed by Rule 433.
     (g) All legal proceedings taken in connection with the sale and delivery of the Securities shall have been satisfactory in form and substance to counsel for the Underwriters.
     (h) At the Closing Date, an order or orders of the Commission pursuant to the Holding Company Act permitting the issuance and sale of the Securities shall be in full force and effect and all provisions of such order or orders heretofore entered are deemed acceptable to the Representative and the Company, and all provisions of such order or orders hereafter entered shall be deemed acceptable to the Representative and the Company unless within 24 hours after receiving a copy of any such order either shall give notice to the other to the effect that such order contains an unacceptable provision.
     In case any of the conditions specified above in this paragraph 9 shall not have been fulfilled or waived by 2:00 P.M. on the Closing Date, this Agreement may be terminated by the Representative by delivering written notice thereof to the Company. Any such termination shall be without liability of any party to any other party except as otherwise provided in paragraphs 7 and 8 hereof.
     10. Conditions of the Company’s Obligations. The obligations of the Company to deliver the Securities shall be subject to the conditions set forth in the first sentence of subparagraph (a) of paragraph 9 hereof and in subparagraph (h) of paragraph 9 hereof. In case these conditions shall not have been fulfilled at the Closing Date, this Agreement may be terminated by the Company by mailing or delivering written notice thereof to the Representative. Any such termination shall be without liability of any party to any other party except as otherwise provided in paragraphs 7 and 8 hereof.
     11. Indemnification.
     (a) The Company agrees to indemnify and hold harmless each Underwriter, each officer and director of each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject and to reimburse each such Underwriter, each such officer and director, and each such controlling person for any legal or other expenses (including to the extent hereinafter provided, reasonable counsel fees) incurred by them, when and as incurred, in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, the Permitted Free Writing Prospectuses or the Prospectus, or in the Registration Statement or Prospectus as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or in any free writing prospectus used by the Company other than a Permitted Free Writing

Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this paragraph 11 shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission (i) was made in reliance upon and in conformity with information furnished herein or in writing to the Company by any Underwriter through the Representative expressly for use in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, the Permitted Free Writing Prospectuses or the Prospectus, or any amendment or supplement to either thereof, or (ii) arose out of, or was based upon, statements in or omissions from that part of the Registration Statement which shall constitute the Statement of Eligibility under the 1939 Act (Form T-1) of the Trustee under the Indenture. The indemnity agreement of the Company contained in this paragraph 11 and the representations and warranties of the Company contained in paragraph 3 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any such officer or director or any such controlling person and shall survive the delivery of the Securities. The Underwriters agree to notify promptly the Company, and each other Underwriter, of the commencement of any litigation or proceedings against them or any of them, or any such officer or director, or any such controlling person, in connection with the sale of the Securities.
     (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, its officers who signed the Registration Statement and its directors, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them, when and as incurred, in connection with investigating any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, the Permitted Free Writing Prospectuses or the Prospectus as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished herein or in writing to the Company by such Underwriter or through the Representative on behalf of such Underwriter expressly for use in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, the Permitted Free Writing Prospectus or the Prospectus or any amendment or supplement to any thereof. The indemnity agreement of all the respective Underwriters contained in this paragraph 11 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or any other Underwriter, or any such officer or director or any such controlling person, and shall survive the delivery of the Securities. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers or directors, or any such controlling person, in connection with the sale of the Securities.
     (c) The Company and each of the Underwriters agree that, upon the receipt of notice of the commencement of any action against it, its officers and directors, or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder. The Company and each of the Underwriters agree that the notification required by the preceding sentence shall be a material term of this Agreement. The omission so to notify such indemnifying party or parties of any such action shall relieve such indemnifying party or parties from any liability that it or they may have to the indemnified party on account of any indemnity agreement contained herein if such indemnifying party was materially prejudiced by such omission, but shall not relieve such indemnifying party or parties from any liability that it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them, as such expenses are incurred; provided, however, if the defendants (including any impleaded parties) in any such action include both the indemnified party and the indemnifying party, and counsel for the indemnified party shall have concluded, in its reasonable judgment, that there may be a conflict of interest involved in the representation by such counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel) representing the indemnified parties who are parties to such action). Each of the Company and the several Underwriters agrees that without the other party’s prior written consent, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim in respect of which indemnification may be sought under the indemnification provisions of this Agreement, unless such settlement, compromise or consent includes an unconditional release of such other party from all liability arising out of such claim.
     (d) If the indemnification provided for in subparagraphs (a) or (b) above is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities of any series pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities of such series pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters with respect to such series, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of such Securities as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subparagraph (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subparagraph (d). The rights of contribution contained in this paragraph (d) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter of the Company and shall survive delivery of the Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subparagraph (d), each officer and director of each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this subparagraph (d) are several in proportion to the principal amount of Securities of each series set forth opposite their respective names in paragraph 4 hereof and not joint.
     (e) For purposes of this paragraph 11, it is understood and agreed that the only information provided by the Underwriters for use in the Registration Statement, the Pricing Prospectus, the Permitted Free Writing Prospectuses and Prospectus were the following parts of the section titled “Underwriting”: the third, fourth and fifth sentences of the second paragraph, the third sentence of the third paragraph, the fourth paragraph, the fifth paragraph and the sixth paragraph.

     12. Termination Date of this Agreement. This Agreement may be terminated by the Representative at any time prior to the Closing Date by delivering written notice thereof to the Company, if on or after the date of this Agreement but prior to such time (a) there shall have occurred any general suspension of trading in securities on the New York Stock Exchange, or there shall have been established by the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court any limitation on prices for such trading or any restrictions on the distribution of securities, or (b) there shall have occurred any new outbreak of hostilities, including, but not limited to, an escalation of hostilities that existed prior to the date of this Agreement, or any national or international calamity or crisis, or any material adverse change in the financial markets of the United States, the effect of which outbreak, escalation, calamity or crisis, or material adverse change in the financial markets of the United States shall be such as to make it impracticable, in the reasonable judgment of the Representative, for the Underwriters to enforce contracts for the sale of the Securities, or (c) the Company or any Significant Subsidiary shall have sustained a substantial loss by fire, flood, accident or other calamity which renders it impracticable, in the reasonable judgment of the Representative, to consummate the sale of the Securities and the delivery of the Securities by the several Underwriters at the initial public offering price, or (d) there shall have been any downgrading or any notice of any intended or potential downgrading in the rating accorded the Company’s securities by any “nationally recognized statistical rating organization” as that term is defined by the Commission for the purposes of Securities Act Rule 436(g)(2), or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company’s other outstanding debt, the effect of which, in the reasonable judgment of the Representative, makes it impracticable or inadvisable to consummate the sale of the Securities and the delivery of the Securities by the several Underwriters at the initial public offering price or (e) there shall have been declared, by New York or federal authorities, a general banking moratorium. This Agreement may also be terminated at any time prior to the Closing Date if, in the reasonable judgment of the Representative, the subject matter of any amendment or supplement to the Registration Statement, the Pricing Prospectus or Prospectus (other than an amendment or supplement relating solely to the activity of any Underwriter or Underwriters) filed after the execution of this Agreement shall have materially impaired the marketability of the Securities. Any termination hereof pursuant to this paragraph 12 shall be without liability of any party to any other party except as otherwise provided in paragraphs 7 and 8 hereof.
     13. Miscellaneous. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York. Unless otherwise specified, time of day refers to New York City time. This Agreement shall inure to the benefit of, and be binding upon, the Company, the several Underwriters, and with respect to the provisions of paragraph 11 hereof, the officers and directors and each controlling person referred to in paragraph 11 hereof, and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors” as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

     14. Nature of Relationship. The Company acknowledges and agrees that (i) in connection with all aspects of each transaction contemplated by this Agreement, the Company and the Underwriters have an arms length business relationship that creates no fiduciary duty on the part of any party and each expressly disclaims any fiduciary relationship, (ii) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (iii) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate, and (iv) any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
     15. Notices. All communications hereunder shall be in writing or by telefax and, if to the Underwriters, shall be mailed, transmitted by any standard form of telecommunication or delivered to the Representative at Banc of America Securities LLC, 40 West 57th Street, New York, New York 10019, Attention: High Grade Debt Capital Markets Transaction Management and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: Transaction Execution Group, and if to the Company, shall be mailed or delivered to it at 410 S. Wilmington Street, Raleigh, North Carolina 27601-1748, attention of Thomas R. Sullivan, Treasurer.
     16. Counterparts. This Agreement may be simultaneously executed in counterparts, each of which when so executed shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.
     17. Defined Terms. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings assigned to them in the Registration Statement.
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     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed duplicate hereof whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours, PROGRESS ENERGY, INC.
By:	/s/ Thomas R. Sullivan

Accepted as of the date first
above written, as Underwriter
named in, and as the Representative
of the other Underwriters named in,
Section 1 of this Agreement.

BANC OF AMERICA SECURITIES LLC

By:	/s/ Lily Chang

Authorized Representative

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brain D. Bednarski

Authorized Representative
[Signature Page for the Senior Notes Underwriting Agreement]

SCHEDULE I
PRICING TERM SHEET

Underwriting Agreement dated January 10, 2006

Representative(s):	Banc of America Securities LLC
Citigroup Global Markets Inc.

Designation:	5.625% Senior Notes due 2016

Principal Amount:	$300,000,000

Maturity:	January 15, 2016

Interest:	5.625%, payable semiannually on January 15 and July 15 of each year, commencing July 15, 2006.

Make Whole Call:	Treasury Rate plus 25 basis points.

Public Offering Price:	99.81% of the principal amount thereof.

Designation:	Series A Floating Rate Senior Notes due 2010

Principal Amount:	$100,000,000

Maturity:	January 15, 2010

Interest:	Floating rate based on the three-month LIBOR rate (calculated as described in the Preliminary Prospectus Supplement dated January 10, 2006) plus 0.45%; reset quarterly, and payable quarterly on January 15, April 15, July 15 and October 15, commencing April 15, 2006.

Redemption Terms:	On or after January 15, 2008 at par.

Public Offering Price:	100% of the principal amount thereof.

Settlement:	January 13, 2006
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free at 1-800-294-1322 1-800-248-3580, or you may e-mail a request to dg.prospectus_distribution@bofasecurities.com.

SCHEDULE II
PRICING DISCLOSURE PACKAGE
1)	Prospectus dated February 7, 2002

2)	Preliminary Prospectus Supplement dated January 10, 2006 (which shall be deemed to include the Incorporated Documents)

3)	Permitted Free Writing Prospectuses
a)	Pricing Term Sheet attached as Schedule I hereto

SCHEDULE III
Significant Subsidiaries
1. Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc.
2. Florida Power Corporation d/b/a Progress Energy Florida, Inc.
3. Progress Ventures, Inc. d/b/a Progress Energy Ventures, Inc.
4. Florida Progress Corporation